Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        I, Jeff K. Storey, Chief Executive Officer of Lumen Technologies, Inc. ("Lumen Technologies"), certify that, to my knowledge, the Annual Report on Form 10-K for the year ended December 31, 2020 of Lumen Technologies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Lumen Technologies as of the dates and for the periods covered by such report.
        A signed original of this statement has been provided to Lumen Technologies and will be retained by Lumen Technologies and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 25, 2021	/s/ Jeff K. Storey
Jeff K. Storey Chief Executive Officer